UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2020, Akerna Corp. (the “Company”) entered into waivers with all the holders (the “Holders”) of its outstanding senior secured convertible notes issued on June 9, 2020 (the “Notes”), pursuant to which the Company and the Holders, separately and not jointly, agreed to waive certain terms and conditions of the Notes as follows:

•	The Holders irrevocably waived the last sentence of Section 8(a) of the Notes requiring that all installment amounts payable under the Notes prior to April 1, 2021 be paid in cash pursuant to installment redemptions. The Company may now elect, in its sole discretion, to pay installment amounts under the Notes prior to April 1, 2021, by issuing shares of common stock pursuant to installment conversions or by paying cash pursuant to installment redemptions, in each case in accordance with the existing terms of the Notes.

•	The Company irrevocably waived the prohibition on accleration of installment amounts in Section 8(e) of the Notes solely in relation to the Installment Amount for January 4, 2020, to permit the Holders to accelerate the January 4, 2021 installment amount, in whole or in part, to one or more accleration dates from December 24, 2020 through to and including January 4, 2021, as elected by each Holder pursuant to Section 8(e) of the Notes.

•	The Company and the Holders agreed that the Company may irrevocably waive the installment scheduled principal amount for any installment date by setting forth in the installment notice for that installment date an installment amount greater than the installment scheduled principal amount due and payable on the next installment date. Each Holder may then consent to all or a portion of such increased installment amount for such installment date by written confirmation no later than 4:00 p.m. New York time on the trading day immediately prior to such installment date. Any increased amount for an installment amount above the installment scheduled principal amount for such installment date will reduce the principal amount under the Notes.

•	In relation to the January 4, 2021 installment amount, the Company delivered installment notices to the Holders increasing the installment amount for January 4, 2021, in the aggregate, by $2,062,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 23, 2020	AKERNA CORP.

	By:	/s/ Jessica Billingsley
Name: Jessica Billingsley Title: Chief Executive Officer